UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 10, 2018

TRANSOCEAN LTD.

(Exact name of registrant as specified in its charter)

Switzerland	000-53533	98-0599916
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

Turmstrasse 30
Steinhausen, Switzerland	CH-6312

(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (41) 749-0500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2018, Transocean Ltd. (the “Company”) announced that Keelan Adamson, age 49, has been appointed Executive Vice President and Chief Operations Officer of the Company.  Prior to his appointment, Mr. Adamson served as the Company’s Senior Vice President, Operations from October 2017 to July 2018, and as Senior Vice President, Operations Integrity and HSE from June 2015 to October 2017.  As part of his responsibilities during this period, Mr. Adamson oversaw the Company’s Technical Services team from May 2016 to October 2017.  He also served as the Company’s Vice President, Human Resources from December 2012 to May 2015, and has held other executive positions with the Company, including as the Vice President overseeing Major Capital Projects and Engineering.  Mr. Adamson began his career as a drilling engineer with BP Exploration in 1991.  He joined the Company in 1995, and has held rig management positions in the UK, Asia and Africa, sales and marketing leadership roles, and served as the Managing Director for the Company's business in North America, Canada and Trinidad.  Mr. Adamson earned a bachelor's degree in Aeronautical Engineering from The Queens University of Belfast and completed the Advanced Management Program at Harvard Business School.

Mr. Adamson has no family relationship with any of the Company's officers or members of the Company's Board of Directors.

In connection with Mr. Adamson’s appointment, he entered into an employment agreement with a wholly owned indirect subsidiary of the Company, effective August 10, 2018.  Pursuant to the terms of the employment agreement, Mr. Adamson will receive an initial gross base salary of $600,000 per year.  Mr. Adamson's 2018 annual cash bonus target under the Company's Performance Award and Cash Bonus Plan will be 75% of his annual salary earned in 2018, subject to the Company's performance relative to a set of pre-determined performance metrics and the discretion of the Company's Compensation Committee.  Additionally, Mr. Adamson is eligible to participate in the Transocean Ltd. 2015 Long Term Incentive Plan, as amended (the “LTIP”).  He is expected to receive a 2019 equity award pursuant to the LTIP in the form of restricted share units and options with a targeted cash value, collectively, of $900,000, each vesting in equal installments over three years, and a 2019 equity award pursuant to the LTIP in the form of performance units with a cash value of $900,000, subject to vesting and performance terms equivalent to those currently in place for the 2019-2021 performance cycle. The foregoing description of Mr. Adamson's employment agreement is not complete and is qualified by reference to the complete agreement, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

10.1	Employment Agreement with Mr. Adamson dated August 10, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: August 13, 2018	By:	/s/ Daniel Ro-Trock
Daniel Ro-Trock
Authorized Person